EXHIBIT 99.(d)(4)

FORM OF ASSET ALLOCATION SUB-ADVISORY AGREEMENT

PIMCO Variable Insurance Trust

840 Newport Center Drive

Newport Beach, California 92660

AGREEMENT made as of the ____ day of __________, 200_ by and between Pacific Investment Management Company LLC, a Delaware limited liability company (hereinafter the “Adviser” or “PIMCO”), investment adviser for the All Asset Portfolio (the “Portfolio”), a series of the PIMCO Variable Insurance Trust (the “Trust”) and Research Affiliates, LLC, a California limited liability company (the “Sub-Adviser”);

WHEREAS, the Adviser has been retained by the Portfolio, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide investment advisory services to the Portfolio pursuant to an investment advisory agreement (the “Investment Advisory Agreement”);

WHEREAS, the Adviser wishes to retain the Sub-Adviser to assist the Adviser in providing investment advisory and asset allocation services (“Advisory Services”) in connection with the Portfolio;

WHEREAS, the Sub-Adviser is willing to provide such services to the Adviser upon the terms and conditions and for the compensation set forth below; and

WHEREAS, the Sub-Adviser is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) prior to performing its services for the Portfolio under this Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Sub-Adviser as follows:

1.    The Trust is an open-end investment company which has separate investment portfolios. Additional investment portfolios may be established in the future. This Agreement shall pertain to the Portfolio and to such additional investment portfolios as shall be designated in supplements to this Agreement, as further agreed between the Adviser and Sub-Adviser. The Trust engages in the business of investing and reinvesting the assets of the Portfolio in the manner and in accordance with the investment objective and restrictions applicable to the Portfolio as specified in the currently effective prospectus (the “Prospectus”) for the Trust included in the registration statement, as amended from time to time (the “Registration Statement”), filed by the Trust under the 1940 Act and the Securities Act of 1933 (the “1933 Act”). Copies of the documents referred to in the preceding sentence have been furnished to the Sub-Adviser. Any amendments to those documents shall be furnished to the Sub-Adviser promptly.

2.    The Adviser hereby appoints the Sub-Adviser to provide Advisory Services specified in this Agreement and the Sub-Adviser hereby accepts such appointment and agrees to render the services herein set forth.

3.    (a)    The Sub-Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Agreement and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement. The Sub-Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Sub-Adviser of any of its obligations hereunder, nor shall the Portfolio be responsible for any additional fees or expenses hereunder as a result. The Sub-Adviser shall not retain any other person to serve as an investment adviser or sub-adviser to the Portfolio. The Sub-Adviser shall not pay any fee, based on the assets of the Portfolio, to any person providing research and/or investment advice to the Sub-Adviser without the express written consent of the Adviser.

        (b)    The Sub-Adviser shall not be required to pay any expenses of the Portfolio other than those specifically allocated to the Sub-Adviser in this Agreement. In particular, but without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust’s employees (if any) as are officers or employees of the Sub-Adviser whose services may be involved, for any of the following expenses of the Portfolio: compensation of the Trustees who are not affiliated with the Adviser or Sub-Adviser, the Portfolio’s distributor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Portfolio’s independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of shares of the Portfolio), transfer agent, registrar and dividend disbursing agent of the Portfolio; expenses of issuing, selling, redeeming, registering and qualifying for sale shares of beneficial interest in the Portfolio; expenses of preparing and printing share certificates, prospectuses and reports to shareholders, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders’ meetings; organizational expenses; and extraordinary expenses. Notwithstanding the foregoing, the Portfolio may enter into a separate agreement, which shall be controlling over this Agreement, as amended, pursuant to which some or all of the foregoing expenses of this Section 3(b) shall be the responsibility of the other party or parties to that agreement.

4.    (a)    Subject to the supervision of the Adviser, the Sub-Adviser shall provide to the Portfolio Advisory Services, including investment guidance and policy direction in connection with the management of the Portfolio, oral and written research, analysis, advice, and statistical and economic data and information.

        (b)    Consistent with the investment objectives, policies and restrictions applicable to the Portfolio and as stated in the Portfolio’s Registration Statement, the Sub-Adviser will determine the securities and other assets to be purchased or sold by the Portfolio and will determine what portion of the Portfolio shall be invested in securities or other assets, including other PIMCO funds, and what portion, if any, should be held uninvested. As part of its Advisory Services, the Sub-Adviser will consult with PIMCO from time to time (initially no less than monthly) regarding PIMCO’s macroeconomic outlook and forecasts.

        (c)    The Portfolio will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Sub-Adviser. It is understood that the Sub-Adviser will not use any inside information pertinent to investment decisions undertaken in connection with this Agreement that may be in its possession or in the possession of any of its affiliates, nor will the Sub-Adviser seek to obtain any such information.

        (d)    The Sub-Adviser also shall provide to the Adviser, including the officers of the Trust, administrative assistance in connection with the operation of the Portfolio, which shall include (i) compliance with all reasonable requests of the Adviser and Trust for information, including information required in connection with the Trust’s filings with the Securities and Exchange Commission and state securities commissions and (ii) such other services as the Adviser and/or Sub-Adviser shall from time to time determine to be necessary or useful to the administration of the Portfolio. The Sub-Adviser will keep the Adviser informed of developments materially affecting the Portfolio.

        (e)    As asset allocation sub-adviser of the Portfolio, the Sub-Adviser shall provide Advisory Services for the account of the Portfolio in accordance with the Sub-Adviser’s best judgment and within the investment objectives, policies, and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Trust’s Board of Trustees.

        (f)    The Sub-Adviser shall furnish to the Adviser and the Trust’s Board of Trustees periodic and special reports (including any statistical information) on the investment performance of the Portfolio and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trust’s officers or Board of Trustees shall reasonably request.

        (g)    The Sub-Adviser will communicate to the Adviser on each day that the Sub-Adviser directs a purchase or sale of a security for the Portfolio: (i) the name of the issuer; (ii) the amount of the purchase or sale; and (iii) such other information as the Adviser may reasonably require for purposes of fulfilling its obligations to the Portfolio under the Investment Advisory Agreement.

        (h)    The Sub-Adviser will promptly review all: (i) reports of current security holdings in the Portfolio; (ii) summary reports of transactions pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order); and (iii) current cash position reports (including cash available from portfolio sales and maturities and sales of the Portfolio’s shares less cash needed for redemptions and settlement of portfolio purchases), all within a reasonable time after receipt thereof from the Portfolio and will report any errors or discrepancies in such reports to the Portfolio or its designee within three (3) business days after discovery of such discrepancies.

        (i)    The Sub-Adviser will manage the Portfolio so that it will qualify, and continue to qualify (except where extraordinary circumstances dictate otherwise), as a regulated investment company under Subchapter M of the Internal Revenue Code and regulations issued thereunder.

5.    The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. Subject to the provisions of Section 9(a) hereof, the Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser, the Trust or the Portfolio in connection with the matters to which this Agreement relates, except that the Sub-Adviser shall be liable to the Adviser for a loss resulting from a breach of fiduciary duty by the Sub-Adviser under the 1940 Act with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. In no case shall the Sub-Adviser be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Adviser by the Adviser. As used in this Section, the term “Sub-Adviser” shall include any officers, directors, employees or other affiliates of the Sub-Adviser performing services with respect to the Portfolio.

6.    (a)    The Sub-Adviser agrees that it will comply with all applicable laws, rules and regulations of all federal and state regulatory agencies having jurisdictions over the Sub-Adviser in performance of its duties hereunder. The Sub-Adviser will treat as confidential and proprietary information of the Portfolio all records and information relative to the Portfolio and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Portfolio, which approval shall not be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio.

        (b)    The Sub-Adviser will notify the Portfolio in the event that the Sub-Adviser or any of its affiliates (i) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement or (ii) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-Adviser further agrees to notify the Portfolio immediately of any material fact known to the Sub-Adviser relating to the Sub-Adviser that is not contained in the Portfolio’s Registration Statement regarding the Portfolio, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect.

7.    For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee computed daily and paid monthly in arrears on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio, equal to the lesser of (i) a fee at the rate of 0.20% or (ii) such fee as may from time to time be agreed upon in writing by the Adviser and the Sub-Adviser. If the fee payable to the Sub-Adviser pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of the Portfolio’s net assets shall be computed in the manner specified in the Prospectus and the Trust’s governing instruments for the computation of the value of the Portfolio’s net assets in connection with the determination of the net asset value of the Portfolio’s shares. Payment of said compensation shall be the sole responsibility of the Adviser and shall in no way be an obligation of the Portfolio or of the Trust.

8.    (a)    This Agreement shall become effective with respect to the Portfolio as of the date hereof (and, with respect to any amendment, or with respect to any additional fund, the date of the amendment or supplement hereto) and shall continue in effect with respect to the Portfolio for a period of more than two years from that date (or, with respect to any additional fund, the date of the supplement) only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Trust’s Board of Trustees and (ii) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party.

        (b)    This Agreement may be terminated with respect to the Portfolio (or any additional fund) at any time, without the payment of any penalty, by: (i) a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio; (ii) a vote of a majority of the Trust’s entire Board of Trustees on 60 days’ written notice to the Sub-Adviser; (iii) the Adviser on 60 days’ written notice to the Sub-Adviser; or (iv) the Sub-Adviser on 60 days’ written notice to the Trust. This Agreement (or any supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

9.    (a)    The Sub-Adviser shall indemnify and hold harmless the Adviser and its officers, directors, trustees, employees and agents from and against any and all liabilities, losses, claims, damages and expenses, including reasonable attorneys’ fees and expenses, of any kind or nature directly or indirectly resulting solely from or solely out of: (i) any material misrepresentation, breach of any material representation or failure to comply with any provision, warranty or obligation made by the Sub-Adviser in connection with this Agreement or any applicable laws and regulations; (ii) any actions or failure to act by the Sub-Adviser in connection with this Agreement that results in a violation of any law; or (iii) any gross negligence, willful misfeasance, bad faith or reckless disregard in fulfilling its obligations under this Agreement.

        (b)    The Adviser shall indemnify and hold harmless the Sub-Adviser and its officers, directors, trustees, employees and agents from and against any and all liabilities, losses, claims, damages and expenses, including reasonable attorneys’ fees and expenses, of any kind or nature directly or indirectly resulting solely from or solely out of: (i) any material misrepresentation, breach of any material representation or failure to comply with any provision, warranty or obligation made by the Adviser in connection with this Agreement or any applicable laws and regulations; (ii) any actions or failure to act by the Adviser in connection with this Agreement that results in a violation of any law; or (iii) any gross negligence, willful misfeasance, bad faith or reckless disregard in fulfilling its obligations under this Agreement.

10.    Except to the extent necessary to perform the Sub-Adviser’s obligations under this Agreement and/or as otherwise agreed to by the parties, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Adviser’s ability to meet its obligations to the Portfolio hereunder.

11.    It is understood that the names “PIMCO” or “PIMCO Funds,” or any derivative thereof or logo associated therewith, are the valuable property of the Adviser and its affiliates. The Sub-Adviser (or any of its affiliates) agrees that it shall not use any such names (or derivative or logo) without the prior consent of the Adviser. In addition, the Sub-Adviser hereby consents to the use of its name and the names of its business affiliates which are First Quadrant, LP and Mr. Robert D. Arnott in the Portfolio’s Registration Statement, other disclosure documents, shareholder communications, advertising, sales literature and similar communications.

12.    Any recommendations concerning the Portfolio’s investment program proposed by the Sub-Adviser to the Portfolio and the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Portfolio pursuant thereto shall at all times be subject to any applicable directives of the Board of Trustees of the Trust.

13.    In compliance with the requirements of Rule 31a-3 under the 1940 Act, and any other applicable federal or state rule, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act and any other applicable Rule, the records required to be maintained by the Sub-Adviser hereunder pursuant to Rule 31a-1 of the 1940 Act and any other applicable federal or state rule. The Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Portfolio are being conducted in accordance with applicable law and regulations.

14.    This Agreement shall be construed in accordance with the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

15.    No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

16.    The Sub-Adviser shall maintain the strictest confidence regarding the business affairs of the Portfolio. Written reports furnished by the Sub-Adviser to the Portfolio or the Adviser shall be treated by such entities as confidential and for the exclusive use and benefit of the Trust except as disclosure may be required by applicable law.

17.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

18.    Any notice or other communication required or permitted to be given hereunder shall be given in writing and mailed, faxed or delivered to the other party at the addresses set forth in the Portfolio’s Registration Statement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

                Title:

ACCEPTED:

RESEARCH AFFILIATES, LLC

By:

                Title:

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